Exhibit 10.1


                         AFFINITY TECHNOLOGY GROUP, INC.
                    8807 A Two Notch Road, Columbia, SC 29223



April 13, 2006

Investor
Address
City, State, Zip

       Re: Convertible Note Purchase Agreement (the "Note Purchase Agreement), dated as of June 2, 2002, as amended, between Affinity Technology Group, Inc., a Delaware corporation (the "Company"), and the investors identified on Schedule 1 attached thereto (collectively, the "Noteholders")

Dear Investor:

On behalf of the Company, I am requesting your consent to certain proposed amendments to the Note Purchase Agreement to permit the Company to sell additional 8% Convertible Secured Notes of the Company (the "Notes") thereunder.

The Note Purchase Agreement currently provides that the aggregate principal amount of all Notes issued by the Company may not exceed $1,500,000. The Company desires to amend the Note Purchase Agreement to permit the Company to sell up to an aggregate of $3,000,000 principal amount of Notes thereunder.

The Company also would like to be able to issue Notes with a conversion price that is greater than $0.20 cents per share.

Section 7.8 of the Note Purchase Agreement provides that the terms of the Note Purchase Agreement may be amended with the written consent of the Company and the Noteholders holding at least a majority of the outstanding principal amount of all Notes. There currently is outstanding $1,139,000 principal amount of Notes under the Note Purchase Agreement.

To date, the Company has issued an aggregate of $1,425,336 principal amount of Notes under the Note Purchase Agreement. Three holders have converted $286,336 principal amount of their Notes into shares of the Company's common stock. Currently, there is outstanding an aggregate of $1,139,000 principal amount of Notes (excluding interest that has accrued thereon). After giving effect to the proposed amendments discussed herein, the Company will be permitted to issue additional Notes having an aggregate of $1,574,664 principal amount under the Note Purchase Agreement.


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Pursuant to Section 7.8 of the Note Purchase Agreement, the Company has
approved, and is requesting the Noteholders to consent to, the following amendments to the Note Purchase Agreement:

     1. The first Recital on page 1 of the Note Purchase Agreement shall be amended and restated in its entirety as follows:

          "WHEREAS, the Company desires to enter into this Agreement with the Purchasers to sell and issue up to $3,000,000 principal amount of its 8% convertible secured notes (the "Notes") in substantially the form attached hereto as Exhibit A; and"

     2. Section 1.1 of the Note Purchase Agreement shall be amended by adding to the end thereof a new sentence to read in its entirety as follows:

          "The Purchasers further acknowledge and agree that the Company is expressly permitted to issue Notes that have a Conversion Price (as defined in the Note) in excess of $0.20 per share; provided, however, that in no event shall the Company issue Notes with a Conversion Price that is less than $0.20 per share.

     3. The first sentence of Section 2.2 of the Note Purchase Agreement shall be amended and restated in its entirety as follows:

          "Following the Initial Closing, the Company may issue and sell additional Notes under this Agreement, on the terms set forth in this Agreement; provided that the aggregate principal amount of all Notes issued by the Company at the Initial Closing and each Subsequent Closing (a "Subsequent Closing" and, together with the Initial Closing, the Closing") shall not exceed $3,000,000.

Your timely consideration of this matter is greatly appreciated. Please indicate on the next page whether you consent to the proposed amendments to the Note Purchase Agreement described above. We have enclosed a self addressed envelope for your convenience and an additional copy of this letter for you records. In order for us to timely resolve this matter, we are also requesting that you fax your response to us at 803-758-2560.

Yours truly,


/s/ Joseph A. Boyle
-------------------
Joseph A. Boyle
Chairman, President and Chief Executive Officer


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Please indicate by check mark and signature whether you consent to the proposed amendments to the Note Purchase Agreement described above.


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______  I hereby consent the proposed amendments to the Note Purchase
        Agreement described above.


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Signature                             Date

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______  I do not consent to the proposed amendments to the Note Purchase
        Agreement described above.


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Signature                             Date

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